Exhibit 99.5

Citigroup Inc.
EUR 1,500,000,000 4.375%. Fixed Rate Notes due 2017
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR")
3.	Aggregate Nominal Amount:	EUR 1,500,000,000
4.	Issue Price:	99.555%
5.	Specified Denominations:	EUR 50,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 99,000.
6.	Issue Date:	30 January 2007
7.	Maturity Date:	30 January 2017
8.	Interest Basis:	The Notes bear interest in arrears at a fixed rate of interest from and including 30 January 2007 to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	4.375% per annum payable annually in arrears
	(ii) Interest Payment Dates:	30 January in each year from, and including, 30 January 2008 to, and including, 30 January 2017
	(iii) Fixed Coupon Amount:	EUR 2,187.50 per Note of EUR 50,000 Specified Denomination
	(iv) Day Count Fraction:	Actual/Actual (ICMA) (unadjusted)
	(v) Business Day Convention:	Modified Following
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes. Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the Permanent Global Note
15.	New Global Note Form	Applicable
16.	Additional Financial Center relating to Payment Dates:	TARGET
17.	Consolidation provisions:	Applicable.
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
19.	Listing:	Regulated market of the Luxembourg Stock Exchange

OPERATIONAL INFORMATION

20. ISIN Code:	XS0284710257
21. Common Code:	028471025
22. New Global Note intended to be held in a manner which would allow Eurosystem eligibility:	Yes